Exhibit 99.1

FOR IMMEDIATE RELEASE

LabCorp Contacts: Scott Frommer (investors): +1 336-436-5076 Investor@labcorp.com	Chiltern Contact: Lea Studer: +1 308-237-5567 lea@scorrmarketing.com

Pattie Kushner (media): +1 336-436-8263 Media@labcorp.com Sue Maynard (Covance media): +1 336-436-8263 Media@labcorp.com

LABCORP TO ACQUIRE CHILTERN FOR APPROXIMATELY $1.2 BILLION IN CASH,

ADVANCING ITS LEADERSHIP IN DRUG DEVELOPMENT

•	Strengthens LabCorp’s position as a global life sciences company with leading diagnostics and drug development businesses

•	Creates a market-leading contract research organization (CRO), with significant global scale and more than 20,000 employees

•	Enhances customer solutions, including customized models for emerging biopharma clients, expanded functional service provider (FSP) solutions and leading oncology expertise

•	Highly complementary customer base positions Covance as a major partner to the top 20 biopharma segment with expanded presence in the high-growth emerging and mid-market segments

•	Transaction expected to be accretive to LabCorp’s adjusted earnings per share and free cash flow in year one and earn cost of capital by year three

•	LabCorp to host investor/analyst conference call today at 8:30 a.m. ET

Burlington, N.C., London, U.K. and Wilmington, N.C.—July 31, 2017—LabCorp® (NYSE: LH), a leading global life sciences company, and Chiltern, a specialty CRO, announced today that LabCorp will acquire Chiltern pursuant to a definitive agreement with Chiltern’s shareholders in an all-cash transaction valued at approximately $1.2 billion. Once the transaction is complete, Chiltern will become part of LabCorp’s Covance segment.

“This acquisition strengthens our position as a leading life sciences company that delivers innovative diagnostics and drug development solutions to improve health and improve lives,” said David P. King, chairman and CEO of LabCorp. “Our acquisition of Covance has demonstrated the value of combining diagnostic and CRO capabilities, expertise, data and leadership. The addition of Chiltern furthers our strategy and will provide us with enhanced capabilities across a broader client base as we continue to innovate and grow.”

Chiltern has a 35-year track record of growth as a provider of clinical services and solutions in multiple key therapeutic areas, with engagement models for biopharmaceutical and medical device companies. It has more than 4,500 employees around the world, including Asia-Pacific, and has conducted more than 1,800 studies across 87 countries in the last five years. Chiltern is a leading CRO among emerging-to-mid biopharma customers, with forecasted 2017 revenue and adjusted EBITDA of approximately $550 million and $95 million, respectively, and backlog of approximately $1.0 billion.

“Joining LabCorp and Covance will allow Chiltern to expand its collaborative approach to bring better, more personalized therapies to market for patients every day,” said Jim Esinhart, Ph.D., CEO of Chiltern. “Customers will benefit from the expanded capabilities this provides and our employees will have a greater opportunity to propel research into the future with strong, supportive partners.”

“Since LabCorp acquired Covance, we have grown the CRO business to nearly $3 billion in annual revenue,” said John Ratliff, CEO of Covance. “We now join with Chiltern to create a market-leading CRO, with more than 20,000 talented employees around the world. The addition enhances Covance’s offerings as a major partner serving the top 20 biopharma segment and expands our current offering to include a dedicated focus on the high-growth emerging and mid-market biopharma segments. We are very pleased to welcome the Chiltern team to the LabCorp family as we work together to realize the promise of this unique and powerful combination.”

Strategic Highlights

Creates a leading CRO, with significant global scale

•	The diversified global footprint of the combined company provides significant growth opportunity.

•	The combined company has approximately 11,100 employees in the Americas; 7,100 employees in Europe, the Middle East and Africa; and 2,400 employees in Asia-Pacific.

Provides diverse customer base with strong growth potential across all client segments

•	Covance has a strong presence serving the top 20 biopharma companies.

•	Chiltern is a leading CRO among emerging-to-mid market biopharma customers.

•	Together, the combined company has broad offerings and enhanced growth potential across all client segments.

Extends expertise and capabilities in key high-growth therapeutic and specialty areas

•	The acquisition creates leading oncology expertise, leveraging Covance’s extensive experience in late phase with Chiltern’s deep expertise in early clinical development.

•	Chiltern adds comprehensive capabilities in medical device development.

Expands portfolio of flexible clinical development solutions tailored to customers’ needs

•	The addition of Chiltern strengthens Covance’s clinical development capabilities with full programmatic and robust FSP offerings, including expanded clinical monitoring, biometrics and safety FSP solutions.

•	Chiltern’s endpoint suite of interactive response technology complements Covance’s Xcellerate® clinical trial technology suite.

Transaction Details

The transaction meets LabCorp’s financial criteria. Excluding one-time costs relating to the transaction and with the benefit of cost synergies, the company expects it to be accretive to adjusted earnings per share and free cash flow in year one, and to earn its cost of capital by year three.

The acquisition is an all-cash transaction, which LabCorp expects to fund with a combination of bank financing and bonds. Following this transaction, LabCorp expects to maintain its investment-grade credit ratings.

The transaction is subject to regulatory approvals and customary closing conditions, and is expected to close in the fourth quarter, 2017.

Advisers

J.P. Morgan Securities LLC and Wells Fargo Securities are serving as financial advisers to LabCorp. Hogan Lovells and Nixon Peabody are serving as LabCorp’s legal counsel. Jefferies LLC is serving as financial adviser to Chiltern, and Hughes Hubbard and Macfarlanes are serving as Chiltern’s legal counsel.

Transaction Conference Call and Webcast Information

A conference call discussing LabCorp’s acquisition of Chiltern will be held today at 8:30 a.m. Eastern Time and is available by dialing 844-634-1444 (+1 615-247-0253 for international callers). The access code is 63162471. A telephone replay of the call will be available through August 7, 2017, and can be heard by dialing 855-859-2056 (+1 404-537-3406 for international callers). The access code for the replay is 63162471. A live online broadcast of LabCorp’s conference call on July 31, 2017, will be available at http://www.LabCorp.com/ or at http://www.streetevents.com/ beginning at 8:30 a.m. Eastern Time. This webcast will be archived and accessible continuing through July 24, 2018. A slide presentation may be accessed at http://www.LabCorp.com/ and will be available for download from the website prior to the conference call.

About LabCorp

LabCorp (NYSE: LH), an S&P 500 company, is a leading global life sciences company that is deeply integrated in guiding patient care, providing comprehensive clinical laboratory and end-to-end drug development services. With a mission to improve health and improve lives, LabCorp delivers world-class diagnostic solutions, brings innovative medicines to patients faster and uses technology to improve the delivery of care. LabCorp reported net revenues of nearly $9.5 billion for 2016 through the contributions of 52,000 employees in approximately 60 countries. To learn more about LabCorp, visit www.labcorp.com, and to learn more about Covance Drug Development, visit www.covance.com.

About Chiltern

Chiltern, a global contract research organization, is a leading provider of clinical services and solutions in a variety of therapeutic areas with engagement models for biopharmaceutical and medical device industries. Chiltern’s team of more than 4,500, located across 47 countries, provides comprehensive Clinical Development, Medical & Scientific Affairs, Data & Analysis, Pharmacovigilance and Strategic Regulatory services using a collaborative approach for more efficient clinical trials. Visit Chiltern.com to learn more about how Chiltern is Designed Around You®.

Cautionary Statement Regarding Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transaction between LabCorp and Chiltern, including statements regarding the benefits of the transaction, the anticipated timing of the transaction and the products and markets of each company. These forward-looking statements generally are identified by the words “believe,” “project,” forecast,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect LabCorp’s business and the price of its common stock, (ii) the failure to satisfy the conditions to the consummation of the transaction, the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the transaction on Chiltern’s business relationships, operating results, and business generally, (v) risks that the proposed transaction disrupts current plans and operations of Chiltern or LabCorp and potential difficulties in Chiltern employee retention as a result of the transaction, (vi) risks related to diverting management’s attention from Chiltern’s ongoing business operations, (vii)) the ability of LabCorp to successfully integrate Chiltern’s operations and product lines, (viii) the possibility that Chiltern will not meet its projected financial results, and (ix) the ability of LabCorp to implement its plans, forecasts, and other expectations with respect to Chiltern’s business after the completion of the proposed merger and realize additional opportunities. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of LabCorp described in the “Risk Factors” section of LabCorp’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by LabCorp from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and LabCorp assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. LabCorp gives no assurance that either LabCorp or Chiltern will achieve its expectations.

# # #